EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of SUGEN, Inc. for the registration of 3,240,000 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1999, except for Note 13 as to which the date is March 24, 1999, with respect to the consolidated financial statements and schedules of SUGEN, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                 Ernst & Young LLP


June 29, 1999
Palo Alto, California


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